UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Humpage Separation Agreement

On April 18, 2019, Legacy Education Alliance, Inc., (the “Company”) and Anthony C. Humpage, the Company’s former Chief Executive Officer, entered into a Separation Agreement (the “Separation Agreement”) in connection with the termination of Mr. Humpage’s employment with the Company, which was effective April 2, 2019 (the “Separation Date”). Mr. Humpage served as Chief Executive Officer of the Company until January 15, 2019 when he was appointed Chairman of the Board of Directors, a position he continues to hold.

Pursuant to the Separation Agreement, Mr. Humpage will receive the following severance benefits: (i) cash payment of his weekly base salary through December 31, 2019, subject to acceleration in the event of a change in control; (ii) reimbursement of Mr. Humpage’s COBRA premiums until he becomes eligible for Medicare; and (iii) participation in the Company’s 2019 Annual Incentive Compensation Plan, if any, prorated through the Separation Date. Mr. Humpage’s unvested shares of Company common stock will continue to be governed by the terms of their respective grant notices and award agreements, including the future vesting of such shares. Further, under the Separation Agreement, Mr. Humpage agreed that his obligations under that certain September 1, 2017, Confidentiality, Non-Compete and Non-Solicitation Agreement will survive the termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2019	LEGACY EDUCATION ALLIANCE, INC.

	By:	/s/ Christian A. J. Baeza
Name: Christian A. J. Baeza
Title: Senior Vice President and Chief Financial Officer

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